Exhibit 21.1

LIST OF SUBSIDIARIES

Name	Jurisdiction of Organization
Hines Global REIT Properties LP	Delaware
Hines-Laser UK Venture I S.Á.R.L. (Lux)	Luxembourg
HGR International Investment Manager LLC	Delaware
Finmos Ltd.	Cyprus
Dolorous Ltd.	Cyprus
ZAO FM Logistic (SEVO)	Russia
Hines Global REIT Moscow Holdings II LLC	Delaware
Glumeran Holdings Limited	Cyprus
Fibersoft Limited	Cyprus
Maxrange Limited	Cyprus
OOO Gogolevsky 11	Russia
Hines Global REIT Poland Finco LLC	Delaware
Hines Global REIT Poland Logistics Holdings I LLC	Delaware
HGR Poland Holdings GP LLC	Delaware
HGR Vienna Holdings LP	Delaware
Piran Investments Sp. z o.o.	Poland
Piran Investments Sp. z o.o. Geneva SJ	Poland
Piran Investments Sp. z o.o. Titus SJ	Poland
Piran Investments Sp. z o.o. Trajan SJ	Poland
Piran Investments Sp. z o.o. Hadrian SJ	Poland
Eaglestone Sp. z o.o. Vienna SJ	Poland
Hines Global REIT Australia Holdco LLC	Delaware
Hines Global REIT Australia Holdings Trust	Australia
Hines Global REIT Brookes Trust	Australia
Hines Global REIT Minnesota Retail I LLC	Delaware
Galleria Shopping Center LLC	Minnesota
Hines Global REIT Ann Trust	Australia
ZAO FM Logistic (SEVO)	Delaware
Hines Global REIT Victoria Trust	Australia
Galleria Parking Ramp LLC	Minnesota
GREIT European Holdings II LLC	Delaware
One Westferry Circus S.a.r.l	Luxembourg
Global REIT Westferry HoldCo S.a.r.l	Luxembourg
Hines Global REIT 1 Westferry Holdings LLC	Delaware
Eaglestone sp. z o. o.	Poland
Global REIT PD S.a.r.l.	Luxembourg
GREIT France 1	Paris
SCI GREIT Paris 1	Paris
GREIT ICR Services Inc.	Delaware
ICR Services S.a.r.l.	Luxembourg
PD ICR	Nanterre
Hines Global REIT 4875 Town Center LLC	Delaware
Hines Global REIT 2615 Med Center Parkway LLC	Delaware
Hines Global REIT 55M Street LLC	Delaware
Hines Global REIT San Antonio Retail I GP LLC	Delaware
Hines Global REIT San Antonio Retail I LP	Delaware

Name	Jurisdiction of Organization
Hines Global REIT Cabot Square Holdings LLC	Delaware
Global REIT Cabot Square HoldCo S.a.r.l.	Luxembourg
Cabot Square Retail S.a.r.l.	Luxembourg
25 Cabot Square S.a.r.l.	Luxembourg
Hines Global REIT Bourke Trust	Australia
Albelia Holdinsgs Limited	Cyprus
NC Office sp. z o.o	Poland
NCDP sp. z o.o	Poland